Exhibit 5.1

McCarter & English, LLP 250 W 55th St 13th Fl New York, NY 10019

www.mccarter.com

June 26, 2026

By electronic mail

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, New York 10019

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

Please be advised that we have acted as U.S. securities counsel to Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, including the prospectus constituting a part thereof (as may be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, from time to time, by certain selling stockholders identified in the Registration Statement of up to 18,864,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All terms not otherwise defined herein shall have the meanings ascribed to them in Registration Statement, as applicable.

For the purposes of the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies of such records of the Company, such certificates of public officials, officers of the Company and others, and other documents as we have deemed necessary for the purpose of this opinion. Without limiting the foregoing, we have reviewed, examined and relied upon:

(a) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(b) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect;

(c) the Unanimous Written Consent of the board of directors of the Company (the “Board”) dated June 25, 2026, approving the filing of the Registration Statement and the actions to be taken in connection therewith;

(d) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated June 25, 2026 (the “Company Good Standing Certificate”), attesting to the continued existence and good standing of the Company;

(e) a copy of the Registration Statement signed by each member of the Board, to which this opinion letter is attached as an exhibit; and

(f) such other records, certificates and other documents as we have deemed necessary or advisable to form the basis of the opinion hereinafter set forth.

June 26, 2026 Page 2

In our examination, we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and (ii) the completeness and accuracy of all documents tendered to us as originals and the correctness of all certified, facsimile, electronic or photostatic copies provided to us and we have relied upon the aforesaid documents, including the accuracy of factual matters contained therein, without independent investigation. We also have assumed, without verification, for the purposes of this opinion, (i) that all non-natural parties (other than the Company) are duly organized or incorporated, validly existing and in good standing under all applicable laws, (ii) the due authorization, execution and delivery of all documents, agreements or other instruments submitted to us by any party thereto other than the Company, (iii) that any such other parties (other than the Company) have the requisite capacity, power and authority and have taken all necessary action to execute each of the documents, agreements or other instruments submitted to us, to which such person is a party, and to consummate the actions contemplated thereby, and (iv) that each of the documents, agreements or other instruments examined by us constitutes a legal, valid and binding obligation of each applicable party (other than the Company) enforceable against such party in accordance with its terms.

We have made no independent investigation of factual matters set forth in each of the documents, agreements or other instruments examined by us, or representations made in any such document including any and all exhibits, attachments and joinders thereto, for the purpose of rendering the opinion expressed below. We have not attempted to independently verify such facts and we assume that all such facts are correct. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than: (i) the federal securities laws of the United States of America; (ii) the laws of the State of New York as in effect as of the date hereof; and (iii) the General Corporation Law of the State of Delaware (collectively, the “Applicable Laws”). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion when the Shares are or have been sold, delivered to, and paid for as describe in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof and is necessarily limited to the Applicable Laws and judicial decisions now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update this opinion should Applicable Laws, judicial decisions or the existing facts and circumstances change even if such changes may affect the opinion provided herein.

June 26, 2026 Page 3

The opinion set forth herein is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly set forth herein. Specific assumptions, qualifications and limitations set forth herein shall not in any way limit or restrict the meaning of more general assumptions, qualifications and limitations set forth herein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McCarter & English, LLP

MCCARTER & ENGLISH, LLP